SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 14, 2013

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
(Exact name of registrant as specified in its charter)

California	333-04028LA	26-3959348
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
915 West Imperial Highway, Suite 120, Brea, CA	92821
(Address of Principal Executive Offices)	(Zip Code)

            Registrant's telephone number, including area code: (714) 671-5720

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

The Company is filing this Amendment on Form 8-K/A to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 24, 2013 to disclose full and final results of the election of Class III Managers held at the Company’s Annual Meeting of Class A Members, disclose the full and final results of the vote held at a special meeting of the Company’s Series A Preferred Unit holders to Amend and Restate the Certificate of Powers, Designations, Preferences and Rights of Series A Preferred Units, and provide the corrected Company Employer Identification Number.  No other changes have been made to the report filed on Form 8-K.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

This Current Report on Form 8-K/A supplements the Company’s Form 8-K filed with the Commission on May 24, 2013, which reported the voting results of the Company’s 2013 Annual Meeting of Class A Members held on May 14, 2013.  The primary purpose of the annual meeting was to consider and elect three persons to serve as Class III Managers for a three-year term ending May 31, 2016, or the annual meeting in 2016, whichever occurs first.  The nominations of Juli Anne S. Callis, Mark G. Holbrook and R. Michael Lee to serve as Class III Managers were considered and all nominees were elected.  All nominees for election as Class III Managers received a plurality of votes cast.  The final results are as follows:

Name	Votes For	Votes Against	Votes Withheld
Juli Anne S. Callis	125,649	3,969	0
Mark G. Holbrook	125,649	3,969	0
R. Michael Lee	125,649	3,969	0

In addition, on May 14, 2013, at a special meeting duly noticed, the Company’s Series A Preferred Unit Members approved a reduction in the preferred dividend return payable to the Series A Preferred Members by adopting an Amended and Restated Certificate of Powers, Designations, Preferences and Rights of Series A Preferred Units (the “Amended Series A Certificate”).  The Amended Series A Certificate was ratified by a vote that met the 2/3 approval threshold required by the Company’s Series A Preferred Unit holders.  The final results are as follows:

Votes For	Votes Against	Votes Withheld
66,295	31,900	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 30, 2013	MINISTRY PARTNERS INVESTMENT COMPANY, LLC
/s/ Billy M. Dodson
Billy M. Dodson
President and Chief Executive Officer